Exhibit 10.3

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”), dated as of August 23, 2017, is entered into by and among Inseego Corp., a Delaware corporation (the “Company”), and the holders of the Company’s Notes (as defined below) identified on the signature pages hereto (collectively, the “Sellers”). The Company and each Seller are referred to herein as the “Parties” and each a “Party.”

WHEREAS, each Seller is the indirect holder and beneficial owner of the aggregate principal amount of the Company’s 5.50% Convertible Senior Notes due 2022 (the “Notes”) set forth opposite such Seller’s name on Schedule I, issued pursuant to the Indenture, dated as of January 9, 2017 (the “2022 Indenture”), between the Company and Wilmington Trust, National Association, as Trustee (the “Trustee”);

WHEREAS, concurrently with the settlement of the repurchase and sale of the Notes described on Schedule I hereto, the Company will enter into and borrow under a term loan agreement (the “Term Loan Agreement”; capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Term Loan Agreement) with Cantor Fitzgerald Securities, as administrative agent and collateral agent, the guarantors party thereto and one or more lenders, including one or more of the Sellers or any of their affiliates or funds or investment vehicles managed by or under common management with the Sellers or any of their affiliates (each such entity, in such capacity, an “Affiliate Lender”), the proceeds of which will be used, in part, to fund one or more repurchases of the Notes as described with respect to each Seller on Schedule I hereto and as contemplated by this Agreement;

WHEREAS, as set forth in the Term Loan Agreement, the Company will agree to borrow the amount of the Purchase Price (as defined below) for all Repurchased Notes (as defined below) (the “Repurchase Borrowing”) under the Term Loan Agreement; and

WHEREAS, the Company desires to repurchase certain Notes, and each Seller desires to sell the Notes described on Schedule I hereto to the Company.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Repurchase and Sale.

(a)    On the terms and subject to the conditions set forth herein, each Seller hereby agrees to sell to the Company, and the Company hereby agrees to purchase from such Seller, the aggregate principal amount of Notes specified with respect to each Seller on Schedule I hereto (the “Repurchased Notes”) for the following consideration to be delivered by the Company to each Seller at the Closing: (x) a cash price equal to the sum of (i) the purchase price specified next to such Seller’s name on Schedule I hereto (the aggregate of such amounts payable hereunder, the “Purchase Price”) (which amount will be satisfied by the Company’s incurrence of the Repurchase Borrowing) plus (ii) unpaid and accrued interest on the Repurchased Notes from the immediately preceding Interest Payment Date (as defined in the 2022 Indenture) to, but not including, the Closing Date (as defined below), as specified next to such Seller’s name on Schedule I hereto (the aggregate of such amounts payable hereunder, the “Accrued Interest”) and (y) the number of shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), specified next to such Seller’s name on Schedule I hereto (the aggregate of such shares to be transferred hereunder, the “Shares”).

(b)    The Company and each of the Sellers agree that: (i) the Company, as Borrower under the Term Loan Agreement, will direct the Administrative Agent and Affiliate Lenders under the Term Loan Agreement to deliver the proceeds of (or make book entry notation to the effect of such delivery) the Repurchase Borrowing thereunder to the Sellers in satisfaction of the Company’s obligation to pay the Purchase Price hereunder; provided, that such delivery to each Seller shall be deemed to have occurred upon, and shall be effectuated by, the deemed funding on the Closing Date of Exchanged Loans by such Seller’s Affiliate Lender pursuant to Section 2.3 of the Term Loan Agreement in an aggregate principal amount equal to the “Amount Deemed to Be Funded Under the Term Loan Agreement” specified next to such Seller’s name in Schedule 1; provided further, that payment of the Accrued Interest owed to each Seller shall be effectuated by offsetting such amounts against the amounts to be funded by such Seller’s Affiliate Lender under the Term Loan Agreement on the Closing Date and (ii) the Company, as the issuer of the Notes, will direct the Trustee to cancel the Repurchased Notes concurrently with the Closing.

(c)    At the Closing, the Company shall deliver or cause to be delivered irrevocable instructions to Computershare, Inc., as transfer agent of the Company, or any successor transfer agent of the Company (the “Transfer Agent”), to issue to each Seller the portion of the Shares to which it is entitled as set forth on Schedule I in book-entry form.

2.    Closing. The closing of the purchase and sale of the Repurchased Notes (the “Closing”) will take place on the Business Day on which the Effective Time (as defined below) occurs or such date and time after the Effective Time as shall be mutually agreed to by the Parties (the “Closing Date”). The Closing will take place at the offices of the Company or such other place as shall be mutually agreed to by the Parties.

3.    Representations and Warranties of Seller. Each Seller represents and warrants, and covenants, as applicable, as of the date hereof and as of the Closing to the Company:

(a)    It is the sole beneficial owner of the Repurchased Notes described on Schedule I hereto, and neither such Repurchased Notes nor Seller’s rights in such Repurchased Notes have been sold, transferred, pledged, assigned or hypothecated to any other person. Such Seller has not given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Repurchased Notes. Such Seller has good and valid beneficial title to the Repurchased Notes, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto.

(b)    Such Seller (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority, and the legal right, to make, deliver and perform this Agreement and (iii) has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement.

(c)    This Agreement (i) has been duly executed and delivered on behalf of such Seller and (ii) constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, whether considered in a proceeding at law or in equity.

(d)    Such Seller has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (the “Commission”) and has had the opportunity to ask questions of the Company and its representatives and to obtain information from representatives of the Company as necessary to evaluate the merits and risks of the transaction contemplated by this Agreement. Such Seller is knowledgeable, sophisticated and experienced in business and financial matters and is able to bear the economic risk involved with the transactions contemplated by this Agreement.

(e)    Such Seller acknowledges that no officer, director, attorney, broker−dealer, placement agent, finder or other person affiliated with the Company has given such Seller any information or made any representations, oral or written, other than as expressly provided in this Agreement, on which the Seller has relied upon in deciding to invest in the Shares. Such Seller acknowledges and agrees that this Agreement contains all representations and warranties made by the Company to the Seller in connection with the offering, sale and purchase of the Shares.

(f)    The execution, delivery and performance of this Agreement by such Seller will not result in a violation by such Seller of any requirement of law or any contractual obligation of such Seller and will not result in, or require, the creation or imposition of any lien on any of its properties or revenues pursuant to any requirement of law or any such contractual obligation.

(g)    The Shares to be received by such Seller hereunder will be acquired for such Seller’s own account, not as nominee or agent for any other person, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), and such Seller has no intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act.

(h)    Such Seller understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(i)    Such Seller is not, and has not been during the preceding three (3) months, an “affiliate” of the Company as such term is defined in Rule 144 under the Securities Act.

(j)     Such Seller qualifies as either a “qualified institutional buyer” as defined in Rule 144A of the Securities Act or an “accredited investor” for purposes of Rule 501 of Regulation D.

4.    Representations and Warranties of the Company. The Company represents and warrants, and covenants, as applicable, as of the date hereof and as of the Closing to each Seller:

(a)    The Company (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority, and the legal right, to make, deliver and perform this Agreement and (iii) has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement.

(b)    This Agreement (i) has been duly executed and delivered on behalf of the Company and (ii) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, whether considered in a proceeding at law or in equity.

(c)    The execution, delivery and performance of this Agreement by the Company will not result in a violation by the Company of any requirement of law or any contractual obligation of the Company and will not result in, or require, the creation or imposition of any lien on any of its properties or revenues pursuant to any requirement of law or any such contractual obligation, other than as contemplated by the Term Loan Agreement.

(d)    Upon issuance of the Shares in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issuance thereof and shall not be subject to any preemptive, participation, rights of first refusal and other similar rights.

(e)    Except as contemplated by this Agreement, the Company has not sold or issued, nor will sell or issue any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act and the rules and regulations or the interpretations thereunder of the Commission. The Company or any person acting on its behalf has not offered or sold the Shares by means of any general solicitation or general advertising or in any manner involving a public offering within the meaning under Section 4(a)(2) of the Securities Act.

(f)    Assuming the accuracy of the representations and warranties of each Seller contained herein, the offer and issuance by the Company of the Shares as contemplated herein are exempt from registration under the Securities Act and the Company knows of no reason why such exemption is not available.

(g)    The Company has timely filed, or cured any defect relating to timely filing, all registration statements, forms, reports, definitive proxy statements, schedules and other documents and filings required to be filed by it under the Securities Act or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be (the “SEC Reports”), since January 1, 2016. The SEC Reports (i) as of the time they were filed (or if subsequently amended or superseded by an amendment or other filing, then, on the date of such subsequent filing), complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if subsequently amended or superseded by an amendment or other filing, then, on the date of such subsequent filing), and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(h)    No material adverse effect or any development involving a prospective material adverse effect in the general affairs, business, properties, management, financial condition or results of operations of the Company from that set forth in the SEC Reports has occurred.

(i)    The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on The NASDAQ Global Select Market (the “Trading Market”), and other than as disclosed in the SEC Reports, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Trading Market, nor has the Company received any current notification that the Commission or the Trading Market is contemplating terminating such registration or listing.

5.    Covenants and Other Agreements.

(a)    Notwithstanding any other provision of this Section 5, each Seller covenants and agrees that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, or (iii) pursuant to Rule 144 (provided that such Seller provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the Shares may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

(b)    All certificates and book entries evidencing the Shares shall bear restrictive legends in substantially the following form, until such time as they are removed in accordance with Section 5(c) below:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144
UNDER SAID ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR PLEDGED EXCEPT IN ACCORDANCE WITH THE LOCK-UP AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SECURITIES. SUCH LOCK-UP AGREEMENT EXPIRES ON THE DATE THAT IS 180 DAYS AFTER THE DATE OF ISSUANCE OF SUCH SECURITIES. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE THAT IS NOT MADE IN COMPLIANCE WITH THE LOCK-UP AGREEMENT SHALL BE ABSOLUTELY VOID AB INITIO.

(c)    Upon compliance by a Seller with the requirements of this Agreement, the Company covenants and agrees that, should the Transfer Agent or its legal counsel require a legal counsel’s Rule 144 opinion in connection with any sale or disposition of any Shares by such Seller pursuant to Rule 144 (including the removal of any restrictive legends from such Shares) or, after 12 months from the Closing Date should the Seller not be an affiliate of the Company, the removal of any restrictive legends from the Shares held by such Seller (whether or not in connection with a sale or disposition of such Shares), to the extent permitted by applicable law, the Company shall provide a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Transfer Agent, addressed to the Company and such Transfer Agent (if necessary), to the effect that the sale of Shares may be effected pursuant to Rule 144 and/or the removal of any restrictive legend may occur. The Seller shall provide any information and shall execute any representation letters required by the Company and/or the Transfer Agent in order to permit the Company’s legal counsel to provide such opinion. The Company shall use commercially reasonable best efforts to provide such an opinion to the Transfer Agent within three Business Days of a request to do so by a Seller or the Transfer Agent.

(d)    Upon the Closing, the Company shall issue a press release or file with the Commission a current report on Form 8-K publicly disclosing the material terms of this Agreement and the Term Loan Agreement.

(e)    Each Seller covenants that it shall not, and shall not authorize, permit or direct its subsidiaries or affiliates to, directly or indirectly, Transfer (as defined below) any of the Shares it receives hereunder for a period of 180 days from the Closing Date without the Company’s consent. Notwithstanding the foregoing, the Registrable Securities (as defined below) may be sold in accordance with the terms of an effective resale registration statement. For purposes of this Agreement, “Transfer” means (a) sell, assign, give, pledge, encumber, hypothecate, mortgage, exchange or otherwise dispose of, (b) grant to any person any option, right or warrant to purchase or otherwise receive, or (c) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or other rights of ownership.

6.    Conditions Precedent. The effectiveness of this Agreement and the purchase and sale of the Repurchased Notes is subject to the satisfaction of the following conditions precedent (the date and time of satisfaction of such conditions precedent, the “Effective Time”):

(a)    Each Party shall have received this Agreement duly executed and delivered by each other Party;

(b)    Each of the representations and warranties of each Party set forth herein are true and accurate as of the date hereof and will be true and accurate as of the Closing;

(c)    Each Affiliate Lender shall have executed the Term Loan Agreement as a lender thereunder, with a commitment to lend an amount thereunder equal to at least the portion of the Purchase Price applicable to the Seller who is an affiliate of such Affiliate Lender (but, for the avoidance of doubt, exclusive of the amounts required to pay the Accrued Interest on the applicable Repurchased Notes), with such amounts committed as set forth on the signature pages to the Term Loan Agreement;

(d)    All of the conditions to the closing and funding of loans under the Term Loan Agreements, other than the concurrent consummation of the purchase of the Repurchased Notes pursuant hereto, shall have been satisfied or waived by the Administrative Agent or Required Lenders (as defined in the Term Loan Agreement), as applicable;

(e)    Concurrently with the Closing, the Company shall have directed the Administrative Agent and each Affiliate Lender to apply the proceeds of such Affiliate Lender’s loans for the Repurchase Borrowing under the Term Loan Agreement and the Exchanged Loans shall be deemed to have been funded, in each case in accordance with Section 1(b) hereof;

(f)    The custodian for each Seller shall have instructed The Depositary Trust Company to post a one-sided DWAC withdrawal in the aggregate principal amount of Repurchased Notes specified with respect to each Seller on Schedule I hereto;

(g)    The Company shall have delivered all necessary certificates, instruments and other documents required by the Trustee in order for the Trustee to cancel the Repurchased Notes pursuant to the terms of the 2022 Indenture;

(h)    The Company shall have delivered all necessary certificates, instruments and other documents required by the Transfer Agent in order for the Transfer Agent to issue the Shares to the Sellers; and

(i)    The Company shall have (i) paid in cash in full all Accrued Interest, fees, costs and expenses owed pursuant to this Agreement (including the Accrued Interest and the payment of costs and expenses pursuant to Section 10), in each case to the extent then due and payable on the Closing Date and an invoice for which has been received by the Company at least two Business Days before the Closing Date or (ii) directed the Administrative Agent and Affiliate Lenders under the Term Loan Agreement to pay such amounts in full out of the proceeds of the Term Loan Agreement.

7.    Registration Rights.

(a)    Registration Statement. Within 90 days after the Closing Date, the Company shall prepare and file with the Commission one registration statement under the Securities Act on Form S-3 (or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities including, but not limited to, Form S-1), for an offering to be made on a continuous or delayed basis pursuant to Rule 415 covering the resale of all of the Registrable Securities (the “Registration Statement”); provided, that the Company may exclude the Registrable Securities of any Seller that has not complied with the provisions of Section 7(b) or has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement. No Seller shall be named as an “underwriter” in the Registration Statement without such Seller’s prior written consent. A draft of the Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Sellers and their counsel for their review and comment a reasonable time prior to its filing or other submission and the Company will not file any document to which the Sellers or their counsel reasonably object. For purposes of this Agreement, “Registrable Securities” means 1,232,500 shares of Common Stock received by 1992 MSF International LTD. and 396,615 shares of Common Stock received by 1992 Tactical Credit Master Fund, L.P.; provided, that a security shall cease to be a Registrable Security upon (i) such security being sold pursuant to a Registration Statement or Rule 144, or (ii) such security becoming eligible for sale by the Seller without restriction pursuant to Rule 144.

(b)    Obligations of the Sellers. Each Seller shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Each Seller agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Seller has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement. Each Seller agrees that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement furnished by or regarding such Seller or its plan of distribution.

(c)    Expenses. The Company will pay all expenses associated with effecting the registration of the Registrable Securities, including filing, registration, qualification and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, fees and expenses incident to any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of Registrable Securities to be disposed of, reasonable fees and expenses of one counsel to the Sellers (such fees and expenses of counsel to the Sellers not to exceed an aggregate of $20,000) and the Sellers’ other reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 7 if such proceeding is subsequently withdrawn at the request of the Sellers.

(d)    Effectiveness.

(i)    The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable, but in no event later than 90 days after the Closing Date. The Company shall notify the Sellers by facsimile or e-mail as promptly as practicable, and in any event, within 24 hours, after the Registration Statement is declared effective and shall simultaneously provide the Sellers with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby (the “Prospectus”).

(ii)    The Company may suspend the use of the Prospectus in the event that the Company determines in good faith that such suspension is necessary to amend or supplement the Registration Statement or the Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that (1) the Company shall promptly (x) notify each Seller in writing of the commencement of the Allowed Delay, (y) advise each Seller in writing to cease all sales under the Registration Statement until such time as the Company notifies the Sellers of the end of the Allowed Delay and (z) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable and (2) in no event may the Company deliver more than one notice of an Allowed Delay in any six-month period or cause Allowed Delays to last for a period of greater than 45 days during any six-month period.

(iii)    Each Seller agrees that, upon receipt of any notice from the Company of the commencement of an Allowed Delay, such Seller will immediately discontinue disposition of the Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until such time as it is advised by the Company that such dispositions may again be made.

(e)    Rule 415 Compliance. If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a Registration Statement are not eligible to be made on a delayed or continuous basis under the provisions of Rule 415, the Company shall use commercially reasonable best efforts to persuade the Commission that the offering contemplated by the Registration Statement is a bona fide secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415. In the event that the Commission refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Seller as an “underwriter” in such Registration Statement without the prior written consent of such Seller. Any cut-back imposed pursuant to this Section 7(d) shall be allocated among the Sellers on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Sellers otherwise agree. From and after the date that the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions, all of the provisions of this Section 7 shall again be applicable to such Cut Back Shares.

(f)    Transfer Agent. The Company agrees to deliver all necessary certificates, instruments and other documents required by the Transfer Agent, including if necessary an opinion from the Company or its counsel in form reasonably satisfactory to the Transfer Agent, in order to confirm the effectiveness of the Registration Statement and to authorize the Transfer Agent to remove the restrictive legends from the Registrable Securities upon receipt of a duly executed instruction letter from a Seller confirming that the Registrable Securities have been sold in accordance with the terms of the Registration Statement and requesting such removal.

(g)    Cooperation. Each of the Parties shall use commercially reasonable best efforts to execute, acknowledge, deliver or cause to be executed, acknowledged or delivered, all further documents and to provide such further cooperation as shall be reasonably necessary to satisfy the requirements of this Section 7 and the purpose thereof, to permit 1992 MSF International LTD. and 1992 Tactical Credit Master Fund, L.P. to transfer the Registrable Securities pursuant to the Registration Statement.

8.    Indemnification.

(a)    The Company agrees to indemnify and hold harmless each Seller and its affiliates or managers, and in each case, their respective officers, directors, employees, controlling persons (within the meaning of the Securities Act or the Exchange Act) and agents, against any loss, claim, damage, liability or out-of-pocket expense (including reasonable attorneys’ fees), as incurred, if any (collectively, “Losses”), arising out of or relating to this Agreement and the transactions contemplated hereby, other than (i) Losses to the extent finally determined by a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of any Seller, from a willful and material breach by any Seller of its obligations under this Agreement, from a breach by any Seller of its representations, warranties, covenants or agreements hereunder or from a claim solely among the Sellers, (ii) Losses that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in the Registration Statement or Prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Seller specifically for use therein, or (iii) claims related to the use by a Seller or underwriter, if any, of an outdated or defective prospectus after such party has received notice in writing from the Company that such prospectus is outdated or defective.

(b)    Each Seller, severally and not jointly, agrees to indemnify and hold harmless the Company and its affiliates or managers, and in each case, their respective officers, directors, employees, controlling persons (within the meaning of the Securities Act or the Exchange Act) and agents, against any Losses, arising out of or relating to (i) a breach by such Seller of its representations, warranties, covenants or agreements hereunder, (ii) such Seller’s failure to comply with the prospectus delivery requirements of the Securities Act, (iii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in the Registration Statement or Prospectus or in any amendment thereof or supplement thereto to the extent, but only to the extent, that (A) such untrue statements or omissions are based upon information regarding such Seller furnished in writing to the Company by such Seller expressly for use therein or (B) such information relates to such Seller or such Seller’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Seller expressly for use in the Registration Statement, Prospectus, amendment or supplement thereto or (iv) the use by such Seller or underwriter, if any, of an outdated or defective prospectus after the Seller or underwriter, if any, has received notice in writing from the Company that such prospectus is outdated or defective.

(c)    Promptly after receipt by any person entitled to indemnification under this Section 8 (an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made under this Section 8, notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing of the commencement thereof, but the failure to notify the Indemnifying Party will not relieve it from liability under this Section 8 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses. In case any such action is brought against any Indemnified Party and such Indemnified Party seeks or intends to seek indemnity from the Indemnifying Party, the Indemnifying Party will be entitled to participate in, and, to the extent that it shall elect, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified

Party, to assume the defense thereof; provided, however, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnifying Party or the Indemnified Party shall have reasonably concluded that a conflict may arise between the positions of the Indemnifying Party and the Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of the Indemnifying Party’s election so to assume the defense of such action and approval by the Indemnified Party of counsel, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that in connection with any such action the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) representing the Indemnified Parties who are parties to such action) or (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action.

(d)    The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party against any Loss by reason of such settlement or judgment. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, effect any settlement in any pending or threatened action, suit or proceeding in respect of which any Indemnified Party is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Party, unless such settlement, compromise or consent (i) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(e)    If the indemnification provided for in this Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless the Indemnified Party in respect of any Loss referred to herein, then the Indemnifying Party shall contribute to the aggregate amount paid or payable by such Indemnified Party, as incurred, as a result of any Loss referred to herein:

(i)    in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Sellers, on the other hand, pursuant to this Agreement, or

(ii)    if the allocation provided by Section 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(e)(i) above but also the relative fault of the Company, on the one hand, and the Sellers, on the other hand, as well as any other relevant equitable considerations.

The Company and each of the Sellers agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Sellers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 8. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Sellers’ obligations to contribute as provided in this Section 8 are several and not joint.

9.    Termination. The Company may terminate this Agreement if there has occurred any breach or withdrawal by the Sellers of any covenant, representation or warranty set forth in this Agreement. The Sellers may terminate this Agreement if there has occurred any breach or withdrawal by the Company of any covenant, representation or warranty set forth in this Agreement. Notwithstanding anything contained herein to the contrary, the obligations set forth in Sections 7, 8 and 10 shall survive termination.

10.    Costs and Expenses. As of the Effective Time, the Company shall, whether or not the transactions contemplated hereby are consummated, pay or reimburse each Seller after receipt of a reasonably detailed invoice for all costs and expenses incurred by such Seller (including invoices for the fees and expenses of counsel) in connection with (i) the consummation of the transactions hereunder, and (ii) the development, preparation, delivery, and execution of (in each case, whether or not consummated) this Agreement and the Term Loan Agreement, and any other documents prepared in connection herewith or with the consummation of the transactions contemplated hereby and thereby. The Company’s reimbursement obligations under this Section 10 shall not exceed $300,000 in the aggregate.

11.    Counterparts. This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by electronic or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

12.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.    Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either Party.

14.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

15.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN (IN EACH CASE, WHETHER FOR CLAIMS SOUNDING IN CONTRACT OR IN TORT).

16.    Submission to Jurisdiction; Waivers. Each Party hereto hereby irrevocably and unconditionally:

(a)    submits, for itself and its property, to the exclusive jurisdiction of any State or United States court sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement (except for any proceedings instituted in regard to the enforcement of a judgment in any such court), and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any of the undersigned may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction;

(b)    waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section 16. Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court; and

(c)    consents to service of process in the manner provided for notices herein. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by law.

17.    No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

18.    Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (c) if given by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (d) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three days after such notice is deposited in first class mail, postage prepaid, and (e) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Inseego Corp.
9605 Scranton Road, Suite 300
San Diego, California 92121
Attention: Chief Executive Officer
Fax:
E-mail:

With a copy to:

Paul Hastings LLP
4747 Executive Drive, 12th Floor
San Diego, California 92121
Attention: Teri O’Brien
Fax: (858) 458-3005
E-mail: teriobrien@paulhastings.com

If to the Sellers:

to the addresses set forth on the signature pages hereto.

19.    Entire Agreement. This Agreement in combination with the Term Loan Agreement, the Security Instruments (as such term is defined in the Term Loan Agreement) and any ancillary documents, represents the entire agreement of the Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Parties relative to the subject matter hereof not expressly set forth or referred to herein or in this Agreement.

20.    Further Assurances. Each of the Parties shall execute, acknowledge, deliver or cause to be executed, acknowledged or delivered, all further documents as shall be reasonably necessary or convenient to carry out the provisions of this Agreement.

21.    Amendments in Writing. This Agreement may only be amended or modified if such amendment, modification or waiver is in writing and signed by all Parties. No waiver of any breach of this Agreement shall be construed as an implied amendment or agreement to amend or modify any provision of this Agreement.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their respective duly authorized officers on the date first written above.

INSEEGO CORP.

By:	/s/ Stephen Smith

Name:	Stephen Smith

Title:	Chief Financial Officer

Seller:

1992 MSF International LTD.
By: Highbridge Capital Management, LLC,
as Trading Manager

By:	/s/ Jason Hempel

Name:	Jason Hempel

Title:	Managing Director

Address:	c/o Highbridge Capital Management, LLC
40 West 57th Street
32nd Floor
New York, NY 10019

Seller:

1992 Tactical Credit Master Fund, L.P.
By: Highbridge Capital Management, LLC,
as Trading Manager

By:	/s/ Jason Hempel

Name:	Jason Hempel

Title:	Managing Director

Address:	c/o Highbridge Capital Management, LLC
40 West 57th Street
32nd Floor
New York, NY 10019

SCHEDULE 1

Seller	Principal Amount of Notes Repurchased by the Company	Purchase Price for Repurchased Notes	Accrued Interest on Repurchased Notes	Amount Deemed to Be Funded Under the Term Loan Agreement	Shares of Common Stock Entitled to Receive
1992 MSF International LTD.	$11,250,000	$9,000,000	$116,875.00	$9,000,000	1,304,000
1992 Tactical Credit Master Fund, L.P.	$3,625,000	$2,900,000	$37,659.72	$2,900,000	696,000
Total:	$14,875,000	$11,900,000	$154,534.72	$11,900,000	2,000,000